Exhibit 99.2

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

DRE - Q3 2010 Duke Realty Corporation Earnings Conference Call

Event Date/Time: Oct 28, 2010 / 07:00PM GMT

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CORPORATE PARTICIPANTS

Randy Henry

Duke Realty Corporation — AVP, Investor Relations

Denny Oklak

Duke Realty Corporation — Chairman & CEO

Christie Kelly

Duke Realty Corporation — EVP & CFO

Mark Denien

Duke Realty Corporation — SVP & CAO

CONFERENCE CALL PARTICIPANTS

Jamie Feldman

Bank of America — Analyst

Josh Attie

Citigroup — Analyst

Michael Bilerman

Citigroup — Analyst

Sloan Bohlen

Goldman Sachs — Analyst

Brendan Maiorana

Wells Fargo — Analyst

Mike Knott

Green Street Advisors — Analyst

Ki Bin Kim

Macquarie — Analyst

Vincent Chao

Deutsche Bank — Analyst

Paul Adornato

BMO Capital Markets — Analyst

Chris Caton

Morgan Stanley — Analyst

PRESENTATION

Operator

(Operator Instructions)

Ladies and gentlemen, thank you for standing by, and welcome to the Duke Realty quarterly earnings conference call.

(Operator Instructions)

And I would now like to turn the conference over to your host, Mr. Randy Henry. Please go ahead.

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Randy Henry - Duke Realty Corporation

Thank you. Good afternoon, everyone. And welcome to our third quarter earnings call. Joining me today are Denny Oklak, Chairman and Chief Executive Officer; Christie Kelly, Executive Vice President and Chief Financial Officer; and Mark x, Chief Accounting Officer. Before we make our prepared remarks, let me first remind you that statements we make today are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. For more information about these risks, we would refer you to our 10-K that we have on file with the SEC, dated March 1, 2010. Now, for our prepared statement I will turn it over to Denny Oklak.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Thank you, Randy, and good afternoon, everyone. We are pleased to have completed a strong quarter, executing on both operations and on our asset repositioning plan. I’ll highlight some of the operational successes during the quarter, as well as progress in our asset repositioning, and Christie will address our third quarter financial performance and activity in the capital markets.

As I have mentioned during previous calls and meetings, the industrial sector continues to show signs of recovery in most of our markets. While the velocity of performance is still not approaching what we would consider normal activity, transactions are getting done and decisions are being made, which reflects a sentiment in that space, customer demand is beginning to return, albeit at a slower pace. Our industrial teams have done a superb job in this difficult environment, as evidenced by our occupancy in our total industrial portfolio achieving over 90% in the third quarter.

Generally speaking, we’re seeing this positive momentum in all of our bulk industrial markets as indicated by an increase in occupancy in nearly all of them during the third quarter. We are now over 90% leased in 14 of our 20 markets. The Port of Savannah, also reported a 20.1% growth in TEUs for the third quarter, which is also an indicator that there’s continuing growth on the distribution side.

The office environment is still generally slow, as we have anticipated since late last year. As long as unemployment remains high and businesses are reluctant to add new employees, office demand will remain sluggish and will generally lag the industrial sector. That said, we are very pleased to report that our overall office portfolio occupancy increased pretty significantly during the third quarter, driven by some key leases in several markets.

On the development side, I’m pleased to announce that we had two major wins during the quarter. First, we were awarded a 1.3 million square foot industrial build-to-suit for a high credit tenant in Columbus, Ohio, on a 10 year lease. We have previously mentioned that we were seeing some build-to-suit opportunities and this is a great project for us in one of our existing industrial parks. Second, we signed a 406,000 square-foot expansion to a bulk industrial building for Amazon.com in our AllPoints at Anson Industrial Park in Indianapolis. With this expansion, the building will be over 1 million square feet with a full 10 years remaining on the lease. Both of these projects are in line with our asset strategy of increasing our investment in the bulk industrial product. We are also pursuing several medical office development opportunities and expect to have some new activity to announce in the fourth quarter.

Turning to specific third quarter operating highlights, the overall occupancy in our portfolio was 88.9% at September 30, up from 87.9% at June 30. As noted above, the increase was driven by leasing in both office and industrial. We picked up 90 basis points of occupancy in industrial, and 117 basis points in office. We signed over 8.5 million square feet of leases during the third quarter, a continuation of our strong first half of 2010 activity. To put this in perspective, the 8.5 million square feet is our highest quarter of leasing since the third quarter of 2007. We’ve executed on over 20 million square feet of leasing year-to-date, which is the strongest year-to-date performance since 2007, as well.

A couple of key leases on the industrial side in the core portfolio included our first lease in a 212,000 square-foot speculative office building in Atlanta to NPS for 150,000 square feet, moving the occupancy to 73%. We also expanded our existing tenant plastic pack in our Garland business center in Dallas by 250,000 square feet.

Our key office transactions during the quarter included five leases for over 90,000 square feet at our 3630 Peachtree project in Atlanta. This project is now nearly 30% leased, and Christie will discuss our recent loan restructuring on this project. In Dallas at our Duke Bridges III project we executed a 50,000 square-foot lease with Oracle, improving occupancy in the new 160,000 square foot building to just over 80%. And in Raleigh, we executed two leases totaling 47,000 square-feet in our CapTrust Tower joint venture building, taking the occupancy to over 58%.

We also signed some significant key office renewals during the quarter, including over 315,000 square-feet for seven years in one of our Tuttle Crossing office buildings in Columbus with Nationwide Insurance., and a 168,000 square-foot renewal of Eveready Battery in our Maryville Center office park in St. Louis for a 10 year term. As of September 30, our wholly owned development pipeline consisted of three projects including two medical office properties, comprising 253,000 square feet, which are 92% pre-leased, and the previously mentioned 1.3 million square foot project in Columbus, Ohio, which is 100% leased. The development pipeline is consistent with our operations strategy to focus on development of pre-leased medical office, or build-to-suit industrial opportunities.

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Our joint venture development pipeline is comprised of two medical office projects, both with Baylor Healthcare Systems in Dallas and 406,000 square foot industrial expansion in Indianapolis that I mentioned earlier. The pipeline is 96% pre-leased.

Same property NOI for the three and 12 months ended September 30, was a positive 1.5%, and a negative 1.7%, respectively, which is in line with our expectations. We expect that the trailing 12 months for the calendar year 2010 will approach the better end of our original guidance which was negative 1%.

Our lease renewal percentage for the quarter was again strong at 78.5%, and is nearly 79% year-to-date. Costs to execute on the leasing activity was somewhat higher than normal this quarter, primarily driven by the higher office leasing activity. The two significant renewals I mentioned in Columbus and St. Louis were long-term leases of seven and 10 years as I mentioned, which also leads to higher costs. In addition, both of these tenants had been in the space for a long time prior to renewal, 15 years and 10 years, another reason the cost to update the tenant space was higher.

During the quarter we continued to make good progress on our asset disposition plan. Proceeds from third quarter nonstrategic building dispositions were $42.6 million. This puts our year-to-date total dispositions at $196.2 million.

We also received proceeds of $7.8 million on disposition of land parcels during the second quarter. Excuse me, third quarter. We are making progress on our land disposition strategy with year-to-date proceeds of $20 million in a very slow market.

We closed on $442 million of acquisitions during the quarter, highlighted by the Dugan Realty joint venture transaction which closed on July 1st . We also acquired the following assets:

In August we acquired two suburban office assets in South Florida. The buildings totaled over 465,000 square feet and were 89% leased as of September 30, 2010. These assets are of the highest quality in a tight office market in West Broward County.

In September we acquired our joint venture partner’s 50% interest in a 936,000 square foot bulk industrial building located in Columbus, Ohio. The asset is 100% leased to Kraft Foods for 10 years.

We also expect our repositioning strategy to continue to make good progress in the fourth quarter. We are under contract and expect to close on over $140 million of dispositions in the fourth quarter. Most of these dispositions will come from our targeted disposition portfolio, and are primarily office assets.

And now, I’ll turn the call over to Christie

Christie Kelly - Duke Realty Corporation — EVP & CFO

Thanks, Denny. Good afternoon, everyone. As Denny mentioned, I would like to provide an update on our financial performance and progress on our capital markets activity. We had a strong quarter overall, and are pleased with our results year-to-date.

Third quarter core FFO was $0.30 per share. This excludes the effects of a $57.5 million, or $0.22 per share, gain on the Dugan acquisition and a $5.7 million, or $0.02 per share, reduction from adjustments from the repurchase of our Series O preferred stock. Strong occupancy and higher service operations fee income were the drivers of our performance. Denny previously discussed our success on the occupancy front. The higher service operations primarily relate to the progress on our BRAC third-party development project in Washington, DC. The BRAC project continues to proceed ahead of schedule. We now expect to deliver this project to the Department of Defense in early August of 2011, approximately six weeks ahead of our original contractual deadline of September 15, 2011.

In terms of our capital objective, we continue to make progress on strengthening our balance sheet.

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After raising over $600 million of capital through multiple sources in the second quarter, we utilized a portion of the proceeds from these transactions to complete $442 million of asset acquisitions that Denny mentioned as well as:

Repurchasing $53.7 million face amount of 8.375 Series O preferred stock in the open market during the third quarter at 7.8% yields; and

We were able to repurchase a small amount of our 2011 convertible bonds in the open market as well. Year-to-date, we have repurchased approximately $279.7 million of our unsecured bonds with maturities ranging from 2011 to 2013.

Another key financing transaction that I want to point out is that we were able to extend our construction loan on the 3630 Peachtree project in Atlanta. The loan maturity date has been extended to July 2015 from July 2011 with interest rates of LIBOR plus 135 basis points through July 2011, and LIBOR plus 250 basis points thereafter until maturity. Our team was able to execute this based upon the confidence that our lenders have in our long-term plan for this asset, and our ability to execute on this plan. As Denny mentioned, this project is now 30% leased.

And with that I’ll turn it back over to Denny.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Thanks, Christie.

Yesterday we updated our 2010 guidance to $1.11 to $1.15 per share from the previous $0.95 to $1.15 per share. Our third quarter core FFO of $0.30 per share was very strong, driven mainly by higher occupancy and higher fees recognized on the BRAC project. As we look to the fourth quarter, we expect activity generally to continue to be challenging, so we anticipate slightly lower FFO per share, primarily as a result of:

An anticipated drop in overall occupancy from no lease expirations that will occur in the fourth quarter,;

Lower lease termination fees;

Some dilution from the planned fourth quarter asset dispositions; and

Lower construction and leasing volumes, which will increase G&A expense slightly.

We’re very pleased with our results in both the third quarter and year-to-date.

Our leasing volume has been strong in a difficult environment. Our operation strategy includes leasing up our portfolio and finding new development opportunities in medical, office and build-to-suit industrial projects. We are achieving these goals.

We are on pace with our asset strategy. Dispositions are on track with expectations and we have a nice backlog of commitments lined up. We continue to pursue acquisitions that we believe will provide long-term value creation to our already strong portfolio.

We continue to make significant progress in our capital strategy and remain focused on managing a healthy balance sheet. Our leverage metrics continue to improve through our aggressive capital markets activities and improving fundamentals.

We believe that 2011 will be another challenging year for the US economy, but we like where our portfolio is positioned. We are in the process of looking in detail at our 2011 outlook and will give you a more detailed guidance when we are complete.

Thank you again for joining us today, and with that, we’ll now open it up for questions.

QUESTION AND ANSWER

Operator

Certainly.

(Operator Instructions)

Our first question comes from the line of Jamie Feldman, Bank of America. Please go ahead.

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Jamie Feldman - Bank of America — Analyst

Thank you. And good afternoon. As I was looking at the same-store growth in the warehouse portfolio, up 400 basis points year-over-year, how much of that is first generation space versus second generation? Because if you look at kind of the leasing activity, looks like it would be  —  the second generation looks like a much smaller number. I just want to understand where that data’s coming from.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Yes, I’ll start and then Mark and Christie can chime in. There certainly is a fair amount of that coming from first generation. When we — we look at it from the date the building is basically placed in service. So there are — in our same store population, there is some effect from lease-up of the unstabilized portfolios. I don’t know the exact number because I don’t think we ever really look at it that way. We look at it in total and Mark or Randy, I don’t know if we have that number.

Mark Denien - Duke Realty Corporation  — SVP &CAO

We don’t have that number handy, but Denny’s right. I think a fair amount of it is from first generation space but we do not track that separately.

Jamie Feldman - Bank of America — Analyst

Okay. I mean, do you have a ballpark idea of what the occupancy growth would be without or it’s just too hard to calculate.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

It’s not that hard. We just haven’t done it, Jamie. So we can — .

Christie Kelly - Duke Realty Corporation — EVP & CFO

We can follow-up.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

We can take a look at that, follow up.

Jamie Feldman - Bank of America — Analyst

Okay. Thank you.

Christie Kelly - Duke Realty Corporation — EVP & CFO

Thank you.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Sure, thanks.

Operator

The next question comes from the line of Michael Bilerman of Citi. Please go ahead.

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Josh Attie - Citigroup — Analyst

Hey, it’s Josh Attie with Michael. For the asset sales in the fourth quarter, the $140 million, can you talk about what the cap rate might be, I guess both the initial cap rate, so we can estimate what the dilution might be, but then also what the stabilized cap rate would be on NOI in the out years?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Yes, obviously we’ll report that when we close on those transactions in the fourth quarter. But most of those assets are — first of all, I would say I think the bulk of those assets are significantly leased. Just for example, one that we’ve already closed on which makes up about a third, a little over a third of that number I gave you is the VA. We had a VA building. It’s basically a clinic building that we completed down in Fort Worth and we sold that, just upon completion. The cap rate on that building was around 8% or a little bit lower, maybe. So I think when you look at that blended $140 million, the cap rate is probably going to be right around the 8% to 8.5% range on average.

Josh Attie - Citigroup — Analyst

And that’s on the in-place earnings.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Yes, that’s on the in-place. And the stabilized on this portfolio is probably going to be pretty close to that.

Christie Kelly - Duke Realty Corporation — EVP & CFO

Josh, nothing out of the ordinary.

Josh Attie - Citigroup — Analyst

Okay. And then on the services income, I think the two big projects that are driving that were Baylor and BRAC and it sounds like the BRAC project ends in August. Are there other projects in the pipeline that could replenish that income?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Yes, I mean, we’ve got some other projects that we’re very close to signing some contracts on the third-party side. So at this point in time, I think we would tell you right now I think our volume is going to — for 2011 on the construction development side — is probably going to be pretty close to where we are in 2010. As I mentioned, Josh, we’re really going through all the numbers right now and all our people in the field are finalizing their leasing assumptions and we’re rolling it all together. But we do have — there will still be some pretty significant volume from BRAC all the way through August or September of next year as we wrap it up and then a little bit more on the Baylor Cancer Center and then we do have some projects coming in to back those up.

Michael Bilerman - Citigroup — Analyst

Denny, it’s Michael Bilerman speaking. Just in terms of your ‘11 guidance, sometimes you’ve held the Investor Day in December. I don’t think that’s happening this year. When do you plan on issuing the ‘11 guidance?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Right now our plan would be to issue it on the January call, Michael.

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Michael Bilerman - Citigroup — Analyst

Okay, and then just in terms of capital recycling, you had this liquidity analysis page you had in your prior sup. It wasn’t in this sup  —  I don’t know if it was updated on the web. Part of that included dispositions of $350 million the next two years, $250 million this year. I guess have you rethought any of those plans in terms of accelerating that or decelerating the dispositions?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Well, a couple comments on that. One is we really did take that out because that kind of went in the fourth quarter or so of 2008 when everybody was very concerned about liquidity. We just didn’t think it was nearly as relevant today as it was back then so we did take it out. But as far as what we’re looking at, you know that we have said that we have a fair amount of recycling to do to get to our targeted percentages of about 60% industrial, 25% suburban office and 15% medical office. So, we’re going to continue down that line.

It’s always a little bit hard to say in any given year, but our general philosophy is if we can sell  —  if we can accelerate that process either through doing the dispositions more quickly or if we can find some acquisitions that meet the profile of what we’re looking at, we’ll certainly accelerate that and we would be pleased to  —  the quicker we could get there, the happier we’ll be. So having said that, again, looking forward at 2011, I don’t think those numbers we had in there last quarter are out of line. We’re going to continue just to kind of march down that road, Michael.

Michael Bilerman - Citigroup — Analyst

Then the lease rollover in the fourth quarter is 3 million square feet. I think you said occupancy was going to tick down. I guess is there some  —  what’s sort of driving that in the fourth quarter in terms of retention and is it coming out of the industrial side or the office side, just from a rental revenue perspective that we need to think about heading into next year?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Yes, it’s really coming primarily from the industrial side, which is kind of unique. But it is a couple down-sizings that we know are coming. A couple expirations that we know are coming here in the fourth quarter. So overall, we think that occupancy’s probably going to come down in the fourth quarter somewhere in the 50 to 75 basis point range. But again, you never know today. But based on what our folks in the field are telling us, we think that’s going to happen and it’s primarily on the industrial side.

Michael Bilerman - Citigroup — Analyst

Well, I can remember going back a year and you didn’t think you would be able to do a quarter of this leasing volume and you’ve been putting up some pretty good stats, so hope that continues.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Well, so do we.

Christie Kelly - Duke Realty Corporation — EVP & CFO

Thank you.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

So do we. Thank you, Michael.

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Operator

Thank you. And the next question comes from the line of Sloan Bohlen of Goldman Sachs. Please go ahead.

Sloan Bohlen - Goldman Sachs — Analyst

Hi, good afternoon, guys. Just a question on TIs and I guess the dividend as well. Is it possible to strip out what the TIs would have been excluding a couple of those big office leases that you signed in the quarter?

Christie Kelly - Duke Realty Corporation — EVP & CFO

I think I can jump in there, Sloan. If you strip out a couple of those large office leases and the mix associated with it, it would be in our normal range.

Sloan Bohlen - Goldman Sachs — Analyst

Okay. And the expectation is those TIs have stabilized? And I guess the end question being if they haven’t, are you comfortable with where the dividend is now relative to what FAB is throwing off?

Christie Kelly - Duke Realty Corporation — EVP & CFO

We’re comfortable with where the dividend is now.

Sloan Bohlen - Goldman Sachs — Analyst

Okay. But on the TIs have those stabilized in your markets? It seemed like the pickup and also the resulting leasing activity you had in the quarter were a little bit linked.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Yes, I think TIs have roughly stabilized in most of our markets. They’re not really going up. And concessions and those kind of things. But I would say  —  I would also say that I think this quarter was certainly somewhat of an aberration because of all that leasing activity and a couple of those bigger renewal deals that we did on the office side. Which, by the way, we’re extremely pleased to have those renewal deals done on  —  that’s almost 400  —  it’s over 400,000 square feet, almost 500,000 square feet  —  a big Midwest office renewal that we’re really very pleased to have completed.

So I think our initial feeling would be that going forward, we will  —  those numbers will be trending back down again a little bit. Some of that will ultimately depend on how fast the vacancy in the office portfolio leases up. If we get some good activity and continued momentum on the office side, our capital expenditures are going to be a little higher. Right now, as Christie said, very comfortable with where we are from an AFFO, FAB payout ratio and anticipate it being relatively in line with the guidance that we gave at the beginning of the year.

Sloan Bohlen - Goldman Sachs — Analyst

Okay. And then one more question, if I can. Kind of to Michael’s second question on the liquidity page or the strategy with regard to dispositions. It was our understanding that with those dispositions there was also some idea that there would be delevering of the balance sheet. Is there less urgency to do that now or do you still have targets in mind for where you think appropriate leverage is?

Christie Kelly - Duke Realty Corporation — EVP & CFO

Sloan, as Denny mentioned in the call, we’re aggressively pursuing our capital strategy and we have not let up on the deleveraging or the focus from that perspective. And specifically, just the US right now and a bit of timing as it relates to dispositions and where we close off the quarter.

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Sloan Bohlen - Goldman Sachs — Analyst

Can you remind us if there are numbers around which you’re targeting, whether it be debt to EBITDA or however you want to look at leverage.

Christie Kelly - Duke Realty Corporation — EVP & CFO

Sure. From a debt plus preferred to gross assets, we’re marching to below 50% over the long term. Fixed charge coverage ratio over 2. Debt to EBITDA, under 6. Debt plus preferred to EBITDA, under 7.75.

Sloan Bohlen - Goldman Sachs — Analyst

Okay, thank you. That’s helpful, guys.

Christie Kelly - Duke Realty Corporation — EVP & CFO

You’re welcome.

Operator

Thank you. The next question comes from the line of Brendan Maiorana of Wells Fargo. Please go ahead.

Brendan Maiorana - Wells Fargo — Analyst

Thanks. Good afternoon. On the leasing that’s been done and Denny, you mentioned you had a lot of large renewals done in the Midwest office, is part of the strategy of  —  I don’t know if it’s more aggressive, TI packages on purpose or if that’s just where the market is, but is part of the strategy trying to lease those buildings up with what appear to be longer term and then that fits into your disposition strategy because those assets may then be easier to market for sale?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

That’s definitely part of the strategy. Especially on those very large tenants. When you look through our portfolio in the Midwest, not a huge percentage of it is made up of large tenants which is not surprising to you all. When we look at some of these buildings  —  in the buildings I mentioned with Nationwide over in Columbus and the Eveready in St. Louis, they occupy 100% of those buildings, so they’re full buildings.

But also, in today’s world, a lot of this is really driven by what the tenant wants, as always. So, we went back and forth with Nationwide. They had a five year renewal option and they wanted longer, and so we ended up on a seven year renewal option with them, which was fine with us. And then the same thing with Eveready. They wanted a longer term renewal option. So, when that happens, your tenancy is up front you have to spend a little more. But when we look at, as I think we’ve said many times before to you all, but we look at it as CapEx as a percent of net effective rent over the lease term and those two transactions were a little bit higher than normal for our target on renewals, but they weren’t really that far out of line. So all those things enter into it.

Brendan Maiorana - Wells Fargo — Analyst

But does the lease-up success that you’ve had on the office side make you feel more confident about the disposition activity that you may have in next year and if you’ve got some stabilized assets, which are much easier to sell in this environment  —  especially with longer term leases as opposed to assets that may have some more near term roll on them.

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Denny Oklak - Duke Realty Corporation — Chairman & CEO

Yes, the answer to that is yes, Brendan.

Brendan Maiorana - Wells Fargo — Analyst

Okay. And then in terms of the embedded NOI growth that you have, you guys have obviously done a good job leasing up this year, beyond your expectations, but it seems like that stabilized or the assets that have been completed for more than a year but aren’t stabilized, the growth potential on that page seems like it’s quite a bit less than what it was at the beginning part of the year. Is that a fair characterization and can you update the embedded NOI growth of around $40 million which I think you provided mid-year?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Are you talking on the same store numbers or somewhere else?

Brendan Maiorana - Wells Fargo — Analyst

I think that was the embedded growth potential that you had on the properties that had been completed for greater than one year but had never reached greater than 90% occupancy, so there was some embedded NOI growth if you were able to lease those up.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Yes, it’s still roughly there. We probably realized a little bit of that maybe starting in the third quarter. But I think the most recent data that we were talking about was, of that $40 million to $45 million, about $15 million of it was already on signed leases.

Christie Kelly - Duke Realty Corporation — EVP & CFO

Yes, close to 40%, Brendan.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

But not a lot of that has kicked in yet. Because when we look at our same-store growth, a lot of that is on free rent, on leases that have been signed but they aren’t starting to pay rent. That $15 million will come in probably over  —  start coming in over the next 12 to 15 months. And then the rest of that $30 million is still out there.

Brendan Maiorana - Wells Fargo — Analyst

So I just want to clarify. On page 16 of the supplemental, when you provide the occupancy at 9/30/10, does that include leases that are signed and where occupancy has not yet taken place? Or is that actually just from assets that are cash flowing where the tenants are in place?

Christie Kelly - Duke Realty Corporation — EVP & CFO

The former, Brendan.

Brendan Maiorana - Wells Fargo — Analyst

That includes leased-up but not occupied?

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Denny Oklak - Duke Realty Corporation — Chairman & CEO

Correct.

Christie Kelly - Duke Realty Corporation — EVP & CFO

Yes.

Brendan Maiorana - Wells Fargo — Analyst

Okay. And then sorry, just lastly, can you, for Q4, how much are you expecting in terms of lease term fees at the midpoint of the guidance?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

How much — ?

Christie Kelly - Duke Realty Corporation — EVP & CFO

Lease term fees? None.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Yes, basically none, yes.

Brendan Maiorana - Wells Fargo — Analyst

Okay. Thank you.

Christie Kelly - Duke Realty Corporation — EVP & CFO

And, Brendan, I just want to touch on one point. In terms of the embedded NOI, we can talk about this later, but we’re on track to delivering that and we are pleased with our performance on the 40% that we’ve got under contract to date.

Brendan Maiorana - Wells Fargo — Analyst

Yes, no, understood. It seemed like you may have had more of that kind of flow through in the quarter, which is good, but I was just trying to understand what the future impact was.

Christie Kelly - Duke Realty Corporation — EVP & CFO

Yes, so we’re getting there.

Operator

Okay. Thank you. And the next question comes from the line of Mike Knott of Green Street Advisors. Please go ahead.

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Michael Knott - Green Street Advisors — Analyst

A question for you on the same-store NOI, kind of related to an earlier question. How much of that 5% gain in same store for industrial has an element of the lease-up asset to it? What do you think sort of a more normalized number would be if you were to strip that out? Do you think it’s 200 basis points? 300?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

I’m sorry, I’m not sure I understood that question. On the occupancy, Michael?

Michael Knott - Green Street Advisors — Analyst

Sorry, on the same store NOI growth for the industrial, 5% number.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Oh, okay. I would say on the industrial side there’s  —  there wasn’t a whole lot signed on the industrial side during the quarter in those unstabilized. There was a little bit. But the bulk of that was in the core portfolio, I would say. And I don’t know how much relates to the newer stuff, but I’m guessing maybe a third of it relates to the newer stuff and the rest is probably more in our core portfolio.

Michael Knott - Green Street Advisors — Analyst

Okay. And then sticking with (inaudible) when I look at your market by market occupancy rates I see Cincinnati and Dallas that are significantly trailing the group and those together are, I don’t know, call it 25% of your bulk portfolio. Do you have any broad comments on sort of your outlook there or  —  since those are such important markets for you?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Sure. First of all, in Cincinnati, we continue to make some good progress. We’ve already signed a couple larger leases in the fourth quarter that I think are going to drive that occupancy up. I think the number, but don’t hold me to this one, it’s going to be closer to 90% by year end.

On Dallas, that’s primarily a couple of the unstabilized properties. There’s still a couple vacancies out there in the unstabilized, but we’re making  —  we’ve got some pretty significant discussions going on there. So to me, there’s nothing really of terrible concern in those markets. It’s just getting some of that newer space leased up.

Michael Knott - Green Street Advisors — Analyst

Okay. And then just to go back to the office TI comment, you made a few comments on  —  when I look at the renewals in the office CapEx for 1, 2 and 3Q of 2010, it has gone up and I can understand the mix changes but when you said you expect  —  I think you said you expect this current quarter’s number to go back down. Do you expect it to recede back to kind of 1Q in ‘09 levels or maybe only back down to 2Q ‘10 type levels?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

I would tell you right now I don’t really know, Michael, for sure, but my gut feel would tell you you’re probably just going down to sort of the second quarter of 2010, probably not all the way down to where we were in ‘09. I’m just looking at those numbers. I’m sorry. So we were lower in the first two quarters in last year. Is that your question?

Michael Knott - Green Street Advisors — Analyst

Yes, yes, when I look at ‘09 full year and 1Q ‘10 it was about $1.40 per foot per year on the renewals and then it increased in both 2Q and then again in 3Q. I was just trying to put some color around your earlier comment that you expected it to recede, this quarter was higher because of specific leases.

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Denny Oklak - Duke Realty Corporation — Chairman & CEO

I think it will come down to the Q1 and Q2 range.

Michael Knott - Green Street Advisors — Analyst

And then last question, earlier in the year the holdover tenants was kind of a risk to the occupancy. It seems like that has not played out. Do you have any comment on sort of — ?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

No, it’s held pretty steady. It’s still a little bit over 1 million square feet of temporary tenants. We continue to have some success with either them staying in on a month to month basis or extending for a three to six month period. So nothing in that population that we think we’re going to lose here imminently.

Michael Knott - Green Street Advisors — Analyst

Okay. Thank you.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Thanks, Michael.

Operator

Thank you. And the next question comes from the line of Ki Bin Kim of Macquarie. Please go ahead.

Ki Bin Kim - Macquarie — Analyst

Thank you. So, what would your mark-to-market on 3Q leases, not renewals, but for second generation square footage? What would that be? So, space, basically that was empty and then you re-leased it after a certain period of time, what would the mark-to-market on those leases be?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

I guess I don’t understand what you mean, Ki Bin. Whatever we lease to that is market, so — .

Ki Bin Kim - Macquarie — Analyst

Well, what I mean is so the growth in that effective rent in the third quarter for renewals was negative 3% or negative 2.9%?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Yes.

Ki Bin Kim - Macquarie — Analyst

You don’t really provide that number for new lease on page 22?

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Denny Oklak - Duke Realty Corporation — Chairman & CEO

Oh, yes. No, and we always said we don’t do that because most of the time we’re not leasing the same space. It’s different sizes. But we’ve always said we don’t think it’s really significantly different, if any different, from what we report on the renewals.

Ki Bin Kim - Macquarie — Analyst

Okay. And next question, if you look at your next year’s lease expirations and if you had to assume market rents don’t really change materially from today, what kind of range would you be looking at in terms of what those leases will be marked down to?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Well, I think when we look heading into this year, we were really talking about marking down in the negative 1% to negative 5% range. And when you look at where we are for this year, we’re pretty close to that number. We’re averaging negative 4% so far this year when you look at everything. I think our feeling is next year’s going to be in that same range. We don’t see anything that’s going to change. I certainly don’t see the  —  that it’s going to turn around a lot and that we’ll have big positive rental rate growth.

I think when you look back on our performance historically, we held up really very well through the end of 2009. We even had positive rental rate growth in ‘09 and prior to that. This was the first year we turned negative. I just think in light of where the markets are today, we’ll probably see another negative roll-down year in 2011 on most of that leasing activity. But again, I don’t see it going above 5% next year.

Ki Bin Kim - Macquarie — Analyst

And that’s on a GAAP basis, right?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Yes.

Ki Bin Kim - Macquarie — Analyst

And on a cash basis would it be like 50% more? Roughly?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Well, we don’t really ever look at it on a cash basis, because we  —  what we’ve always done is average the cash rents over the term of the lease which is what you all generally refer to as a GAAP basis. And then compare that to the average cash rents of the previous lease And that’s the way we look at it. So we never really look at it as far as  —  I mean, to me that’s cash on cash, but I’m not sure how else you would propose to look at that, Ki Bin. I guess a big factor would be contractual rent step-ups. So, I guess the last question would be — any change in the amount of contractual rent step-ups you’re putting into your leases lately? No, no, not really. I think just depends on the market. Each of the markets is a little bit different. Sometimes  —  but I think usually on our annual step-ups in many of our markets and really in both product type ranges anywhere from 1.5% to 3% annual rent increases and, generally speaking, we’re still seeing that.

Ki Bin Kim - Macquarie — Analyst

Okay. Thank you.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

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Thanks.

Operator

Okay. Thank you. And the next question comes from the line of Vincent Chao of Deutsche Bank. Please go ahead.

Vincent Chao - Deutsche Bank — Analyst

Hey, good afternoon, everyone. Most of my questions have been answered. Just on the asset sales, what do you expect the impact on occupancy to be or is that included in your down 50 to 75 that you mentioned earlier for fourth quarter?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

That’s included in there.

Vincent Chao - Deutsche Bank — Analyst

That’s included. Okay. Another one just on — final one just on the rents. Down 2.9 in the quarter. Outside of those big office renewals, would that have been more in that 5% range that we just spoke about?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Yes, I think it probably would have been. I don’t remember exactly what those two were. But it might have been in that range.

Christie Kelly - Duke Realty Corporation — EVP & CFO

Yes.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

About the same.

Vincent Chao - Deutsche Bank — Analyst

Okay. And just a question, you had the build-to-suit announcement, which is good to hear. Can you talk about just the activity level on that front beyond that deal? Has it picked up? Has it decelerated? Maybe geographies that are more active or less active.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Well, I think it’s pretty interesting when you look back on this downturn compared to the ones that I’ve lived through before. I can tell you 2009 and 2010, we’re basically going to be at our lowest development start level that we’ve ever seen, by far. It’s pretty amazing to me that the deal we signed over in Columbus this quarter is our first industrial build-to-suit and basically our first industrial building, development start, in nearly three years. So that’s sort of unheard of for us in the markets that we operate in. So it really again goes to tell you that the level of new development activity is just really at historic lows.

And having said that, also I would say there’s still some conversations going on out there. We’ve got a few folks we’re talking to. But I don’t anticipate that level of activity, particularly on the industrial side or the suburban office side, to increase significantly again for at least the next couple quarters. And I would also tell you that’s pretty much the case in all the markets we operate in. I mean, there’s not more conversations going on in any one or the other.

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Vincent Chao - Deutsche Bank — Analyst

Okay. Thank you.

Operator

Okay. Thank you. And the next question comes from the line of Paul Adornato of BMO Capital Markets. Please go ahead.

Paul Adornato - BMO Capital Markets — Analyst

Hi. Good afternoon. Hey, Denny, was wondering if you could comment on the change in macro drivers that you’re seeing in terms of the industrial business. That is, I know you mentioned the Savannah shipping volumes, but what about shipping traffic in general and any views on inventory building that you’re seeing at your tenants?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Well, Paul, I would describe it as sort of a slow, steady climb. It’s not really taking off but as you can see from our occupancy levels, they’re gradually creeping up. And it’s hard to point a finger at exactly what is driving everything. I don’t think there is just one driver. I do think it’s an overall general restocking of some inventories and a little bit of growth in that inventory level. As we’ve always said, a big part of our distribution business is driven by retail and I think the retail business again continues to slowly climb.

I would — my guess is we’re going to see — we’ve seen some of this activity kind of stocking up for the holiday season through the end of the third quarter. I think we might see that momentum be a little bit flat for the fourth quarter and maybe the first quarter of next year depending on what really happens with the consumer over the holiday season. But I think we would be optimistic that we will continue to see some steady climb into 2011. But I also don’t see anything that makes me think that 2011 is going to be a huge turnaround year where our occupancy goes from 90% to 95%. I don’t really see that in the works.

Paul Adornato - BMO Capital Markets — Analyst

Okay. And, finally, with respect to the known vacancies coming in industrial that you referenced. What are the prospects there? Have you had discussions on those spaces?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Paul, I really would tell you I think it varies. These are a — we’ve got a handful plus of spaces in 200,000, 250,000, 300,000 square foot range on average that are spread across all of our markets in that expiration. So, we’ve probably got some discussions on a good portion of those, but I wouldn’t say that we had any backfill prospects ready to sign.

Paul Adornato - BMO Capital Markets — Analyst

Okay. Thank you.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Thanks, Paul.

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Operator

Thank you. And the final question comes from the line of Chris Caton of Morgan Stanley. Please go ahead.

Chris Caton - Morgan Stanley — Analyst

Thanks. Good afternoon. Just a follow-up question on the office acquisition you made in south Florida. Is that — I think it’s the Royal Palms office complex or — yes, I think it’s Royal Palms. And then as I look at your portfolio breakout in the second quarter, third quarter, I see the 465,000 square footage. Can I use the delta here to back into a yield or have you disclosed kind of pricing metrics such as your view on replacement cost?

Denny Oklak - Duke Realty Corporation — Chairman & CEO

We generally don’t disclose all the pricing metrics on individual transactions but it’s 465,000 square feet. That was about 89% leased and our anticipated stabilized yield on that project was about 8.3.

Chris Caton - Morgan Stanley — Analyst

What are you seeing in the Fort Lauderdale market that made you want to expand there? I think South Florida was one of your kind of smaller office markets.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Yes, we actually have — it’s definitely one of our smaller industrial markets. We’ve got a fairly small industrial presence down there. But I’d just make a couple comments on that market. I guess first of all, I think we reported last quarter that we bought two empty buildings down in sort of Pompano Beach area on the industrial side, each about 112,000, roughly. I’m also pleased to report that in the fourth quarter, we signed a lease for 100% of one of those buildings. So we’re now 50% leased in those two buildings. And that was with the GSA on a long-term lease.

And then overall, we do have a pretty significant office presence in all really in Broward County and West Broward County. Most of our office product today is over in the Sawgrass and Weston areas. We didn’t have anything over in the Plantation area. And I will tell you that that market and the Washington, D.C. market have been by far our two best office markets during this whole downturn for the last three years. So as we have been saying for a while, as we do our repositioning strategy, we’re overall downsizing our office portfolio, but a couple of markets we would not mind increasing our office exposure in our Washington, D.C. area and the South Florida market.

We’re very pleased with this acquisition. We think we got very good pricing on the acquisition. We’re in there at about a 200 — under $220 a square foot which we think is excellent pricing. This is one of the highest quality assets there in the sub market. It’s got structured parking and high rise, very high amenities there. So we just really thought it was a nice fit for our South Florida portfolio.

Chris Caton - Morgan Stanley — Analyst

Thank you.

Denny Oklak - Duke Realty Corporation — Chairman & CEO

Thanks.

Operator

Okay. Thank you. Okay, and back to you.

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Randy Henry - Duke Realty Corporation

Thanks, everyone, for joining us on our call today. Our fourth quarter earnings call is tentatively scheduled for Thursday, January 27. More details to come. Thanks again, and have a good weekend.

Operator

Okay. Thank you, and that concludes our conference for today. Thank you for your participation and for using AT&T Executive Teleconference service. You may now disconnect.

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